As filed with the Securities and Exchange Commission on October 14, 2010
                                                     Registration No. 333-161869

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                  Amendment #4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             SEC FILE #: 333-161869

                                Logan Sound, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                                  3600                           Pending
(State or Other Jurisdiction of        (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)          Identification No.)

                        1 Hunter Street East, Suite G100
                        Hamilton, Ontario, Canada L8N 3W1
                            Telephone: (905) 777-8002
               (Address, including zip code, and telephone number,
        including area code, of registrants principal executive offices)

                            Val-u-Corp Services, Inc.
                       1802 North Carson Street, Suite 108
                              Carson City, NV 89701
                             Telephone: 775-887-8853
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]


============================================================================================================
    Class of                                Proposed Maximum      Proposed Maximum
  Securities to         Amount to be         Offering Price           Aggregate             Amount of
  be Registered          Registered           per Share (1)        Offering Price       Registration Fee (2)
------------------------------------------------------------------------------------------------------------
Common Stock             20,000,000              $0.01                $200,000               $11.16
============================================================================================================

(1) No exchange or over-the-counter market exists for our common stock. Management has arbitrarily determined the offering price and it bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                                LOGAN SOUND, INC.

              3,000,000 SHARES MINIMUM - 20,000,000 SHARES MAXIMUM
                                  COMMON STOCK

We are offering a minimum of 3,000,000 and a maximum of 20,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.01 per share. In the event that the minimum of 3,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 3,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 3,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund.
Funds will be held in a separate account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.

There are no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by Ken Logan, our president.


INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGES 5-10.


                         Offering Price         Expenses          Proceeds to Us
                         --------------         --------          --------------

Per Share - Minimum         $   0.01           $   0.0040          $    0.0060
Per Share - Maximum         $   0.01           $   0.0006          $    0.0094
Minimum                     $ 30,000           $12,011.16          $ 17,988.84
Maximum                     $200,000           $12,011.16          $187,988.84

The difference between the "Offering Price" and the "Proceeds to Us" is $12,011.16. This represents the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $12,011.16 will be paid to unaffiliated third parties for expenses connected with this offering. The $12,011.16 will be paid from current funds that we have, director loans to us and the first proceeds of this offering once the minimum subscription has been completed.

There is no public market for our common stock. Our common stock is presently not traded on any market.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2010.

                                TABLE OF CONTENTS

                  PART I -- INFORMATION REQUIRED IN PROSPECTUS

Summary of Prospectus                                                          4
  Our Company                                                                  4
  The Offering                                                                 4
  Financial Summary Information                                                5
Risk Factors
     1.   There is substantial  uncertainty as to whether we will continue as a going concern. If we discontinue operations,  you will lose
          your investment.                                                     5
     2. We are mainly dependent upon the funds to be raised in this offering to advance our business. If such financing is not
          available, we will be forced to cease operations.                    6
     3. Because our sole product, the Logan Sound wah anti wah guitar effects pedal, is not patent protected, a competitor could copy
          our technology, which could cause our business to fail.              6
     4. The guitar effects pedal industry is extremely fragmented and competitive and we may not be able to compete successfully with
          existing competitors or new entrants in this market.                 6
     5.   We are selling the share offered in this  prospectus  without an
          underwriter   and  may  not  be  successful  in  completing  the
          offering.                                                            7
     6. Once we sell the minimum amount of shares in this offering, investors are not entitled to withdraw their subscriptions and
          will not receive a refund.                                           7
     7.   If a market for our common stock does not develop,  shareholders
          may be unable to sell their shares.                                  7
     8.   Because the price at which we are  selling  our common  stock in this offering was arbitrarily determined by management and bears no relationship  to any criteria of value,  investors may not be able to recover their investment.  Investors in our common stock
          will suffer immediate and substantial dilution.                      7
     9. Because our business and ability to raise funds are adversely impacted by the current economic downturn, our ability to
          successfully implement our intended business plan may fail.          7
     10.  Because  management has limited  experience in manufacturing and
          management, our business has a higher risk of failure.               8
     11. Because we rely on our sole employee, Ken Logan, to conduct our operations, our business will likely fail if we lose his
          services.                                                            8
     12. Upon the effectiveness of our registration statement, we will become a reporting issuer and will incur public disclosure costs. If we are unable to absord these costs, our business plan
          will fail.                                                           8
     13.  Because our director  will own 65.1% of our  outstanding  common stock if the minimum  amount of the  offering is sold,  he could make and control corporate decisions that may be disadvantageous
          to minority shareholders.                                            9
     14.  Currently,  we do not intend to  register  this  offering  under state  blue sky laws.  This may limit an  investor's  ability to
          resell our shares.                                                   9
     15.  A purchaser  is  purchasing  penny stock which limits his or her
          ability to sell our stock.                                           9
Use of Proceeds                                                                9
Determination of Offering Price                                               10
Dilution                                                                      11
Selling Security Holders                                                      13
Plan of Distribution                                                          13
Description of Securities                                                     15
Interest of Named Experts and Counsel                                         16
Reports to Security Holders                                                   17

Description of Business                                                       17
Description of Property                                                       20
Legal Proceedings                                                             20
Market for Common Equity and Related Stockholder Matters                      20
Financial Statements                                                          22
Management's Discussion and Analysis or Plan of Operations                    45
Changes in and Disagreements with Accountants                                 46
Available Information                                                         47
Directors, Executive Officers, Promoters and Control Persons                  47
Compensation                                                                  48
Security Ownership of Certain Beneficial Owners and Management                48
Certain Relationship and Related Transactions                                 49
Disclosure of Commission Position of Indemnification for Securities Act
 Liabilities                                                                  50

               PART I -- INFORMATION REQUIRED IN PROSPECTUS

                            PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE MORE DETAILED INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING BUT NOT LIMITED TO, THE SECTION ENTITLED "RISK FACTORS".

OUR COMPANY

We intend to commence business operations by developing, manufacturing, marketing and selling electric guitar effects pedals. A guitar effects pedal is an electronic unit that is typically housed in a small metal or plastic box. Most professional and many amateur electric guitar players use effects pedals to alter their instrument's sound in a particular manner by changing the sound quality or timbre of the input signal.

Currently, we have one commercial product that was developed by our president, Ken Logan, which is known as the Logan Sound Wah Anti Wah pedal. Mr. Logan sold a 100% interest in all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah anti wah guitar effects pedal to us on April 29, 2009 in consideration of us issuing him 4,000,000 shares of our common stock.


From our incorporation on January 30, 2007 to July 31, 2010, we have incurred an accumulated deficit of ($65,239). Further losses are anticipated in the development of our business. As a result, our auditor has expressed substantial doubt about our ability to continue as a going concern.


If we only complete the minimum amount of this offering, this will only provide us with enough cash after expenses to cover approximately three months of operation costs.

Our principal business office is located at 1 Hunter Street East, Suite G100, Hamilton, Ontario, and our telephone number is (905) 777-8002. Our fiscal year end is April 30.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered           Minimum   of   3,000,000   and   maximum   of
                                   20,000,000  shares of common stock, par value
                                   $0.001

Offering price per share           $0.01

Offering period                    The shares are being offered for a period not
                                   to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us                 Approximately $17,988.84 assuming the minimum
                                   number  of  shares  are sold and  $187,988.84
                                   assuming the maximum number of shares are sold.

Use of proceeds                    We  will   use  the   proceeds   to  pay  for
                                   administrative expenses, the implementation of our business plan, and general working capital.

Number of shares outstanding
 before the offering               5,600,000

Number of shares outstanding
 after the offering if all
 of the shares are sold            8,600,000  if  minimum of shares are sold and
                                   25,600,000 if maximum number of shares are sold

FINANCIAL SUMMARY INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

INCOME STATEMENT DATA


                                     From January 30, 2007
                                        (inception) to
                                         July 31, 2010
                                         -------------
                                           (unaudited)

Revenue                                    $       0
Expenses                                   $  65,239
Net Profits (Losses)                       $ (65,239)

BALANCE SHEET DATA

                                             As of                 As of
                                         July 31, 2010         April 30, 2010
                                         -------------         --------------
                                          (unaudited)            (audited)

Working Capital (deficit)                  $ (37,239)            $ (30,317)
Total Assets                               $   4,761             $   1,683
Total Liabilities                          $  42,000             $  32,000


As of July 31, 2010, we had a working capital deficit of ($37,239) and accumulated losses of ($65,239) since inception.


                                  RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

THERE IS SUBSTANTIAL UNCERTAINLY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.


We have incurred losses since our inception resulting in an accumulated deficit of ($65,239) at July 31, 2010. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended April 30, 2009 and 2010. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.


Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    completion of this offering;
     *    our ability to successfully market and sell our guitar effects pedal;
     *    our success in expanding the  manufacture of our guitar effects pedal;
          and
     *    our ability to develop additional guitar effects pedal products

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

WE ARE MAINLY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO ADVANCE OUR BUSINESS. IF SUCH FINANCING IS NOT AVAILABLE, WE WILL BE FORCED TO CEASE OPERATIONS.

We require the proceeds from this offering in order to market our Logan Sound Wah Anti Wah guitar effects pedal, expand pedal manufacturing and fund the design of additional guitar effects pedals. If we are only able to complete the minimum offering of 3,000,000 shares of our common stock, we will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. Even if we are able to raise additional equity financing, investors will be further diluted. If we are not able to obtain needed financing, we will have to cease operations.

BECAUSE OUR SOLE PRODUCT, THE LOGAN SOUND WAH ANTI WAH GUITAR EFFECTS PEDAL, IS NOT PATENT PROTECTED, A COMPETITOR COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage in the guitar effects pedal industry is the unique sound qualities generated by our Wah Anti Wah product. Due to the costs involved and the potential inability to qualify, we have not applied for patent protection of our product. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology and release a competing product with similar features to our guitar effects pedal. If this occurs, our ability to sell our pedal could be jeopardized, which could cause our business to fail.

THE GUITAR EFFECTS PEDAL INDUSTRY IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING COMPETITORS OR NEW ENTRANTS IN THIS MARKET.

The guitar effects pedal industry is extremely fragmented and competitive. The sector includes large entities that mass produce pedals, as well as many boutique manufacturers, such as us, that produce small batches or hand-made pedals.

While the principal competitive factor in the industry is product features, and specifically the guitar sound that results from the use of the pedal, pricing and availability of the product, service and delivery capabilities, customer relationships, geographic coverage and breadth of product offerings are also factors. We compete with many local, regional and national guitar pedal manufacturers. Many of these competitors sell and distribute their products directly to our customers just as we do. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

WE ARE SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE SUCCESSFUL IN COMPLETING THE OFFERING.

Our president, Ken Logan is offering our shares of common stock on our behalf on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common stock. There are no firm commitments to purchase any of our shares in this offering. Accordingly, there is no guarantee that we will be able to sell any or all of the common stock offered hereby.

ONCE WE SELL THE MINIMUM AMOUNT OF SHARES IN THIS OFFERING, INVESTORS ARE NOT ENTITLED TO WITHDRAW THEIR SUBSCRIPTIONS AND WILL NOT RECEIVE A REFUND.

While we will refund all subscriptions for agreements to purchase our shares under this offering until we sell a minimum of 3,000,000 shares, investors will not be able to withdraw invested funds once this minimum is reached. In such circumstances, we will retain all subscription funds and there will be no refund to subscribers.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE THE PRICE AT WHICH WE ARE SELLING OUR COMMON STOCK IN THIS OFFERING WAS ARBITRARILY DETERMINED BY MANAGEMENT AND BEARS NO RELATIONSHIP TO ANY CRITERIA OF VALUE, INVESTORS MAY NOT BE ABLE TO RECOVER THEIR INVESTMENT. INVESTORS IN OUR COMMON STOCK WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

Our management arbitrarily determined our offering price of $0.01 per share of common stock. This price is unrelated to specific investment criteria, such as the book value, assets or past operating results. Accordingly, there is no guarantee that investors will be able to recover their investments in our common stock or realize eventual capital gains.

Mr. Ken Logan, our president and the present owner of all of our issued and outstanding common stock acquired such securities at a cost substantially less than that which the investors in this offering will pay. Upon the purchase of shares of this offering, investors will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of securities of the Company in the future could result in further dilution.

"Dilution" represents the difference between the offering price of our common stock and the net tangible book value per share of common stock immediately after completion of the offering. "Net Tangible Book Value" is the amount that results from subtracting our total liabilities and intangible assets from total assets. In this offering, the level of dilution is relatively substantial as a result of the low book value of our issued and outstanding stock. Our net tangible book value on July 31, 2009 was ($2,246) or ($0.0004) per share. Assuming all shares offered herein are sold and we receive the expected net proceeds of the offering, our net book value will be $185,743 or $0.0073 per share. Therefore, the purchasers of our common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0027 share (or 27% of the investment).

BECAUSE OUR BUSINESS AND ABILITY TO RAISE FUNDS ARE ADVERSELY IMPACTED BY THE CURRENT ECONOMIC DOWNTURN, OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR INTENDED BUSINESS PLAN MAY FAIL.

Our sole product, the wah anti wah guitar pedal, is a consumer discretionary item. As such, demand for our product depends greatly on the disposable income of consumers. In the current economic environment, it is likely that the demand for the wah anti wah pedal will be lower than it would be in an economic expansion. Due to this, our ability to sell significant units of our produce may be impaired with the end result that our business plan fails.

As well, economic conditions may make it difficult for us to raise the capital necessary to develop and expand our operations. If we are unable to raise funding because of this, our business will fail or our growth may be slower than anticipated.

BECAUSE MANAGEMENT HAS LIMITED EXPERIENCE IN MANUFACTURING AND MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Ken Logan, our sole employee, has only limited experience in manufacturing guitar effects pedals and has not been involved in guitar pedal manufacturing at high output levels. In addition, Mr. Logan's management experience is limited to his involvement with our company. Consequently, management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE WE RELY ON OUR SOLE EMPLOYEE, KEN LOGAN, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HIS SERVICES.

We depend on the services of our senior management for the future success of our business. Our sole employee, Ken Logan, is the only person who knows and understands the design and manufacturing process of our wah anti wah guitar pedal. Our success depends on the continued efforts of Mr. Logan. While we have a management agreement with Mr. Logan whereby he provides his services to us, Mr. Logan may terminate this agreement upon 90 day's notice at any time. The loss of the services of Mr. Logan could have an adverse effect on our business, financial condition and results of operations.

UPON THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, WE WILL BECOME A REPORTING ISSUER AND WILL INCUR PUBLIC DISCLOSURE COSTS. IF WE ARE UNABLE TO ABSORB THESE COSTS, OUR BUSINESS PLAN WILL FAIL.

Upon the effectiveness of this registration statement, we will begin filing public disclosure documents with the Securities & Exchange Commission including financial reports on Form 10-K and Form 10-Q, as well as current reports on Form 8-K. In order to prepare these forms, we will incur legal, filing, accounting and audit costs that will result in an increase in general expenses. We estimate that the costs of this compliance will be approximately $16,000 per year. If we are unable to absorb these costs, we may be forced to cease operations.

BECAUSE  OUR  DIRECTOR  WILL OWN 65.1% OF OUR  OUTSTANDING  COMMON  STOCK IF THE
MINIMUM AMOUNT OF THE OFFERING IS SOLD, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director owns 100% of the outstanding shares of our common stock as of the date of this offering. If minimum amount of the shares will be sold, our director will own 65.1% of our outstanding common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

CURRENTLY, WE DO NOT INTEND TO REGISTER THIS OFFERING UNDER STATE BLUE SKY LAWS. THIS MAY LIMIT AN INVESTOR'S ABILITY TO RESELL OUR SHARES.

Currently, we do not intend to register this offering under state blue sky laws. Any trading market that may develop for our shares may be restricted because of these state securities laws that prohibit trading absent compliance with individual state laws. These restrictions make it difficult or impossible for our shareholders to sell our common stock in those states. Absent compliance with those laws, our common stock may not be traded in such jurisdictions. Without such registration, it will be difficult for an investor in our shares to resell them. In such circumstances, a shareholder may be unable to liquidate his or her investment in our shares.

Because our common stock has not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders. Accordingly, even if we are successful in having our shares quoted for trading on the OTC Bulletin Board, investors should consider any market for our shares to be a limited one.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

                                 USE OF PROCEEDS

Our offering is being made on a self underwritten basis with a minimum of $30,000 in gross proceeds. The table below sets forth the use of proceeds if $30,000 (ie., gross proceeds of the minimum offering), $100,000 (i.e., gross proceeds if 50% of the offering is completed), $150,000 (i.e., gross proceeds if 75% of the offering is completed) or $200,000 (ie., gross proceeds of the maximum offering) of our common stock is sold.

                               $30,000      $100,000      $150,000     $200,000
                              (minimum       (50% of       (75% of     (maximum
                              offering)     offering)     offering)    offering)
                              ---------     ---------     ---------    ---------

Gross proceeds                $ 30,000      $100,000      $150,000     $200,000
Offering expenses             $ 12,011      $ 12,011      $ 12,011     $ 12,011
Net proceeds                  $ 17,989      $ 87,989      $137,989     $187,989

In order of priority, the net proceeds of the offering will be used as follows:

                               Minimum       50% of        75% of      Maximum
                              Offering      Offering      Offering     Offering
                              --------      --------      --------     --------

Guitar pedal components       $  5,000      $ 10,000      $ 10,000     $ 10,000
Labor and management wages    $      0      $ 35,100      $ 46,800     $ 46,800
Marketing and advertising     $      0      $ 32,000      $ 65,000     $115,000
General and administrative    $ 12,989      $ 16,000      $ 16,000     $ 16,000
                              --------      --------      --------     --------
TOTAL                         $ 17,989      $ 87,989      $137,989     $187,989
                              ========      ========      ========     ========

Total offering expenses are $12,011.16. This amount consists of $5,000 for legal fees; $1,000 for printing costs; $5,000 for accounting fees and expenses; $1,000 for transfer agent fees; and $11.16 for the registration filing fee. Our president intends to loan funds to us in order to cover these expenses until such time as the minimum offering is reached. However, we do not have a written agreement in this regard. Once the minimum subscription level is reached, the proceeds of the subscriptions will be used to pay for any remaining expenses of the offering and to reimburse our president for the funds that he has advanced.

"General and Administrative Costs" noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, as well as general working capital, which are estimated to be approximately $16,000 per year. If we are only able to complete the minimum offering, we will have to rely upon loans from our president to cover approximately $3,011 of our general and administrative expenses.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack of operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and
     *    our cash requirements

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.


As of July 31, 2010, the net tangible book value of our shares of common stock was ($37,239) or approximately ($0.0066) per share based upon 5,600,000 shares currently outstanding.


IF 100% OF THE SHARES ARE SOLD:


Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 25,600,000 shares to be outstanding will be $150,750, or approximately $0.0059 per share. The amount of dilution you will incur will be $0.0041 per share. The net tangible book value of the shares held by our existing shareholder will be increased by approximately $0.0125 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.0059 per share. After completion of this offering, if 20,000,000 shares are sold, shareholders participating in the offering will own 78.1% of the total number of shares then outstanding shares for which they will have made a cash investment of $200,000, or $0.01 per share. Our existing shareholder will own 21.9% of the total number of shares then outstanding, for which he will have made contributions of cash, of $8,000, or $0.005 per share.


IF 75% OF THE SHARES ARE SOLD:


Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 20,600,000 shares to be outstanding will be $100,750, or approximately $ 0.0049 per share. The amount of dilution you will incur will be $0.0051 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0115 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.0049 per share.


After completion of this offering, if 15,000,000 shares are sold, shareholders participating in the offering will own 72.8% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.01 per share. Our existing shareholder will own 27.2% of the total number of shares then outstanding, for which he will have made contributions of cash, totaling $8,000, or $0.005 per share.

IF 50% OF THE SHARES ARE SOLD:


Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 15,600,000 shares to be outstanding will be $50,750, or approximately $ 0.0033 per share. The amount of dilution you will incur will be $0.0067 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0099 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.0033 per share.


After completion of this offering, if 10,000,000 shares are sold, shareholders participating in the offering will own 64.1% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.01 per share. Our existing shareholder will own 35.9% of the total number of shares then outstanding, for which he will have made contributions of cash, totaling $8,000, or $0.005 per share.

IF THE MINIMUM NUMBER OF THE SHARES IS SOLD:


Upon completion of this offering, in the event 15%, or the minimum amount of the shares are sold, the net tangible book value of the 8,600,000 shares to be outstanding will be ($19,250) or approximately ($0.0022) per share. The amount of dilution you will incur will be $0.0122 per share, or more than your entire investment, due to our negative working capital position. The net tangible book value of the shares held by our existing stockholder will be increased by $0.0044 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to ($0.0022) per share.


After completion of this offering, if 3,000,000 shares are sold, you will own approximately 34.9% of the total number of shares then outstanding shares for which you will have made a cash investment of $30,000, or $0.01 per share. Our existing stockholder will own approximately 65.1% of the total number of shares then outstanding, for which he will have made contributions of cash, totaling $8,000, or $0.005 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD:


Price per share                                                     $     0.005
Net tangible book value per share before offering                   $   (0.0066)
Net tangible book value per share after offering                    $    0.0059
Increase to present stockholders in net tangible book value per
 share after offering                                               $    0.0125
Capital contributions                                               $     8,000
Number of shares outstanding before the offering                      5,600,000
Number of shares after offering held by existing stockholders         5,600,000
Percentage of ownership after offering                                     21.9%


PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD


Price per share                                                     $      0.01
Dilution per share                                                  $    0.0041
Capital contributions                                               $   200,000
Number of shares after offering held by public investors             20,000,000
Percentage of ownership after offering                                     78.1%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD


Price per share                                                     $      0.01
Dilution per share                                                  $     0.051
Capital contributions                                               $   150,000
Number of shares after offering held by public investors             15,000,000
Percentage of ownership after offering                                     72.8%


PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD


Price per share                                                     $      0.01
Dilution per share                                                  $     0.067
Capital contributions                                               $   100,000
Number of shares after offering held by public investors             10,000,000
Percentage of ownership after offering                                     64.1%


PURCHASERS OF SHARES IN THIS OFFERING IF THE MINIMUM UMBER OF SHARES SOLD


Price per share                                                     $      0.01
Dilution per share                                                  $    0.0122
Capital contributions                                               $    30,000
Number of shares after offering held by public investors              3,000,000
Percentage of ownership after offering                                     34.9%


                            SELLING SECURITY HOLDERS

We will receive all proceeds from this offering. There are no selling shareholders in this offering and no officer or director of our company will purchase any of the shares offered under this prospectus.

                              PLAN OF DISTRIBUTION

We are offering a minimum of 3,000,000 and up to a maximum of 20,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account. We will hold the funds in the account until we receive a minimum of $30,000, at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately available for our use. If we do not receive the minimum amount of $30,000 within 180 days of the effective date of our prospectus, or within an additional 90 days if we choose to extend the offering period, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $30,000 within the 180 day period referred to above, which could be extended by an additional 90 days at our discretion, for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1.   The person is not statutorily disqualified, as that term is defined in
          Section 3(a)(39) of the Act, at the time of his participation; and,
     2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,
     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the "Exchange Act"), in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. He is and will continue to be our officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker-dealer or associated with a broker-dealer. He has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our prospectus is declared effective by the Securities and Exchange Commission (the "Commission"), we intend to distribute this prospectus to potential investors and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering and will not undertake any form of public advertising.

SECTION 15(g) OF THE EXCHANGE ACT

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     1.   execute and deliver a subscription agreement; and
     2. deliver a check, money order, bank draft or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Logan Sound, Inc.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 75,000,000 common shares, $0.001 par value.

COMMON STOCK

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available. Therefore, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

VOTING RIGHTS

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

DIVIDEND POLICY

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. We do not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

STOCK TRANSFER AGENT

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

The resale of the up to 20,000,000 shares of common stock registered in this offering must be by way of registration or through reliance upon an exemption from registration. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 5,600,000 issued and outstanding shares have been held since April 29, 2009 and are considered to be restricted securities. They are subject to the sale limitations imposed by Rule 144 and rules applying to shell companies. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Our issued shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Corporation has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, C.P.A. to the extent and for the periods set forth in his report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                           REPORTS TO SECURITY HOLDERS

Upon effectiveness of this prospectus, we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                             DESCRIPTION OF BUSINESS

We intend to commence business operations by developing, manufacturing, marketing and selling electric guitar effects pedals. We were incorporated in the State of Nevada on January 30, 2007, but were essentially dormant until April 29, 2009 when we entered into an agreement with our president, Ken Logan, to acquire all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah anti wah guitar effects pedal. In consideration of the purchase of these assets, we issued 4,000,000 shares of our common stock to Mr. Logan.

Mr. Logan commenced developing and manufacturing the wah anti wah guitar effects pedal in December 2006. Prior to selling his interest in the pedal to us, Mr. Logan sold approximately 40 wah anti wah pedals at prices ranging from $149 to $199. He also developed a website promoting the features of the wah anti wah pedal at www.logansoundinc.com.

GUITAR EFFECTS PEDALS

A guitar effects pedal, also known as a stomp box, is an electronic unit that is typically housed in a small metal or plastic box. Most professional and many amateur electric guitar players use effects pedals to alter their instrument's sound in a particular manner by changing the sound quality or timbre of the input signal. The most common types of guitar effects pedals are the distortion, overdrive, wah, flange, delay and reverb pedals.

A guitar effects pedal is connected to a guitar and amplifier using two instrument cables with one-quarter inch jack plugs. The input jack is usually on the right side of the pedal and the output is on the left. Several pedals can be linked together in a chain. The signal path for a chain of guitar pedals that are used concurrently is usually right-to-left.

When a pedal is off or inactive, the signal coming in to the pedal is shunted onto a bypass, so that the clean, unaffected signal can go on to other effects down the chain, and thus any combination of effects on a chain can be created without having to reconnect boxes during a performance. The instrument signal can be routed through the guitar pedals in any combination, but to shape and preserve the clarity of the basic distortion tone, it is most common to put wah and overdrive pedals at the start of the chain; pedals which alter the pitch or color of the tone in the middle; and boxes which modify the resonance, such as flanging, delay (echo) and reverb units at the end.

Effects pedals can be used together with other effects units and a guitar amplifier's built-in effects. However, when too many effect pedals are used, unwanted noise and hum can be introduced into the sound. Some performers use a noise gate pedal to reduce the unwanted noise and hum.

WAH PEDALS

The wah pedal, one of the most popular guitar effects, works by varying the frequency of the guitar signal's tone through a foot pedal. The variation in the peak response frequency of the filter resembles the change in frequency in the human voice when saying the word "wah," making the wah-wah pedal a crude form of speech synthesizer. The traditional "wah wah" effect does not affect the guitar's volume, although many modern models offer a volume boost and distortion options.

The  essential  function  of the  wah-wah  pedal  is as a lead  guitar  booster.
Frequently, lead guitar lines do not cut through the mix of the band sufficiently, so some sort of effect is utilized to push the lead part to the front. A wah-wah inflected lead guitar part varies its timbre with the motion of the pedal. It also mimics some of the sounds of human speech, which are typically picked up more readily by the human ear. A common wah-wah technique involves moving the foot pedal in time with the music creating rhythmic effects.

THE WAH ANTI WAH PEDAL

In contrast to the wah pedal, our Logan Sound wah anti wah guitar effects pedal contains two analog wah filters that are each set to two different frequency ranges. One wah filter is centered on the low frequency range of the guitar, while the other filter is centered on the high frequency range. The pedal's effect is controlled by one knob that causes one of the filters to go up in pitch and the other to go down in pitch automatically. This produces complex filtering effects that make a unique, full sounding guitar tone. As well, rather than creating the sweeping sound of an automatic wah pedal, the sound created by the wah anti wah pedal remains at the tone level set by the user. The wah anti wah features components that are hand matched to less than 1% tolerance for consistent musical tone. Sound samples of the wah anti wah pedal's impact on guitar sound are contained on our website located at www.logansoundinc.com.

Features of the Logan Sound wah anti wah guitar effects pedal include:

     *    an all analog circuit
     *    simple one knob operation
     *    an LED indicator
     * a solid cast aluminum box with Switchcraft connectors that houses the unit
     *    nine volt battery or DC adapter options
     * diode protection in case the DC input power polarity is reversed or AC is inputted

The Logan Sound wah anti wah pedal also has true bypass switching. This means that when in bypass mode, both the input and output of the effect are disconnected and the guitar signal passes straight through. Some manufacturers only switch the output of the effect on their pedals while leaving the input to the effect circuit still connected. This can load down the guitar's pickups causing what is known as tone sucking. As well, transistor switching systems lose some of the guitar sound.

The pedal uses the standard negative center external power connector. If the user happens to plug in the wrong polarity DC or AC power adapter, the protection diode contained in the pedal will prevent damage from occurring. The common user mistake of not using the correct adapter destroys guitar pedals that other manufacturers produce.

MARKET FOR OUR PRODUCT

While most amateur guitarists choose to purchase mass-made guitar pedals from large manufacturers, a niche market exists for boutique and hand-made effects pedals. Our aim is to provide consumers with pedals that include superior quality components, innovative circuit design, component matching and voltage tolerance. To ensure quality control, all of our wah anti wah guitar effects pedals are hand-made and individually tested. Because our product design involves additional component and labor costs, and because we do not realize the economies of scale that larger manufacturers do, we currently sell our wah anti wah guitar effects pedal for a price of $199. Some guitar effects pedals sell for about half this price.

PRODUCT SALE AND DISTRIBUTION

Currently, we sell the wah anti wah guitar effects pedal through our website located at www.logansoundinc.com and via listings on www.ebay.com. We receive payment from purchasers through PayPal and ship our guitar pedals using Canada Post. We charge our customers $15 for shipping and handling. Prior to our acquisition of the wah anti wah pedal from our president, Ken Logan, product sales were primarily to U.S. and Canadian consumers, although sales were also made to the United Kingdom, France, Spain, Norway, Romania and Australia. We anticipate that this trend of selling guitar effects pedals primarily in North America will continue.

If we are successful in expanding our operations and product sales, we would like to enter into distribution and sales agreements with guitar and musical instrument stores whereby they would carry our products in their stores. However, there is no guarantee that we will be successful in reaching such arrangements.

COMPETITION

We compete with other effects pedal manufacturers that are primarily based in the United States, including Boss Corporation, Robert Keeley Electronics, Fulltone Musical Products Inc., Lovepedal L.L.C. Boss Corporation is a mass manufacturer of guitar pedals, while Keeley, Fulltone and Lovepedal produce higher priced, quality pedals and have similar market position to us.
Competition with these companies is based on price, quality, service, product features, product innovation, marketing and distribution. These companies have greater financial and technical resources, industry expertise and managerial capabilities than we do.

Our success depends on our ability to introduce innovative products before our competitors do and to design, manufacture and market a broad range of reliable products that incorporate technological innovations that satisfy current consumer needs. Notably, none of our competitors currently manufacture a wah anti wah guitar effects pedal.

SOURCE OF COMPONENTS

While the design of our wah anti wah pedal is unique, the components that we use to manufacture them are commodity-like in nature and are not difficult to source. Supplies of the electronic components, connectors, switches and enclosures that we require in order to produce our guitar pedals are readily available from online distributors such as Mouser Electronics, Inc., DigiKey Corp. and Newark Electronics. If, for some reason, we were unable to obtain components from our current suppliers, we do not believe that we would have any difficulties obtaining alternative sources, though our component costs could increase slightly.

PATENTS AND TRADEMARKS

Due to the costs involved, we have not filed for patent protection of our wah anti wah guitar effects pedal technology or of our business trademarks. We have also not sought legal advice regarding whether or not patent protection of our technology is possible. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology and release a competing product with similar features to our guitar effects pedal.

GOVERNMENT REGULATION

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally.

RESEARCH AND DEVELOPMENT

We have not incurred any expenditures on research and development activities since our incorporation. Our president, Ken Logan, conducted all research and development relating to the design of the wah anti wah pedal prior to his sale of the technology to us on April 29, 2009.

EMPLOYEES

We have no employees as of the date of this prospectus other than our sole director, Ken Logan. Mr. Logan devotes 100% of his business time to our company.

SUBSIDIARIES

We do not have any subsidiaries.

                             DESCRIPTION OF PROPERTY

We do not own any real property interest. Our offices are located at 1 Hunter Street East, Suite G100, Hamilton, Ontario, Canada.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 202 Carson City, Nevada, 89701.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the completion of this offering. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have one registered shareholder, our president, Ken Logan.

RULE 144 SHARES

Our shares of common stock are not currently available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act because we are a shell company. Our sole shareholder, Ken Logan, cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholder shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS:


1. Unaudited financial statements for the three month period ending July 31, 2010, including:

     a.   Balance Sheets;
     b.   Statements of Operations;
     c.   Statements of Stockholders' Equity;
     d.   Statements of Cash Flows; and
     e.   Notes to Financial Statements

2.   Report of Independent Registered Public Accounting Firm;

3.   Audited  financial   statements  for  the  period  from  January  30,  2007
     (inception) to April 30, 2009, and audited financial statements for the fiscal year ended April 30, 2010, including:

     a.   Balance Sheets;
     b.   Statements of Operations;
     c.   Statements of Stockholders' Equity;
     d.   Statements of Cash Flows; and
     e.   Notes to Financial Statements

                                LOGAN SOUND INC.
                         (AN EXPLORATION STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                  JULY 31, 2010
                                   (UNAUDITED)

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

LOGAN SOUND INC.
(An Exploration Stage Company)
Balance Sheets
--------------------------------------------------------------------------------

                                                                    July 31,           April 30,
                                                                      2010               2010
                                                                    --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $  4,761           $  1,683
  Wah-anti-wah guitar effects pedal                                       --                 --
                                                                    --------           --------

      TOTAL ASSETS                                                  $  4,761           $  1,683
                                                                    ========           ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                          $     --           $     --
  Loans from related parties                                          42,000             32,000
                                                                    --------           --------
      TOTAL CURRENT LIABILITIES                                       42,000             32,000
                                                                    --------           --------
STOCKHOLDERS' EQUITY
  Capital stock
   Authorized:
    75,000,000 common shares with a par value of $0.001
   Issued and outstanding:
    5,600,000 common shares                                            5,600              5,600
   Additional paid-in-capital                                         22,400             22,400
   Deficit accumulated during the exploration stage                  (65,239)           (58,317)
                                                                    --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           (37,239)           (30,317)
                                                                    --------           --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $  4,761           $  1,683
                                                                    ========           ========


Nature and continuance of operations (Note 1)


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)
--------------------------------------------------------------------------------

                                                                                   Cumulative from
                                           Three Months         Three Months       January 30, 2007
                                              Ended                Ended            (Inception) to
                                             July 31,             July 31,             July 31,
                                               2010                 2009                 2010
                                            ----------           ----------           ----------
Bank charges                                $       22           $       21           $      213
Management fees                                  6,900                6,900               36,800
Office expenses                                     --                   --                  578
Professional fees                                   --                1,000                7,648
Guitar effects pedal                                --                   --               20,000
                                            ----------           ----------           ----------

Net loss                                    $   (6,922)          $   (7,921)          $  (65,239)
                                            ==========           ==========           ==========

LOSS PER SHARE - BASIC AND DILUTED          $    (0.00)          $    (0.00)
                                            ==========           ==========
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                          5,600,000            1,600,000
                                            ==========           ==========


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
(Unaudited)
--------------------------------------------------------------------------------

                                                                                    Deficit
                                                                                  Accumulated
                                            Number of                Additional    During the
                                             Common         Par       Paid-in     Exploration
                                             Shares        Value      Capital        Stage        Total
                                             ------        -----      -------        -----        -----
Balance, January 30, 2007                         --     $    --     $     --      $     --      $     --

April 28, 2009
 Issued for cash at $0.005                 1,600,000       1,600        6,400                       8,000

April 29, 2009
 Issued for intangible asset at $0.005     4,000,000       4,000       16,000                      20,000

Net loss                                                                            (22,325)      (22,325)
                                           ---------     -------     --------      --------      --------
Balance, April 30, 2009                    5,600,000       5,600       22,400       (22,325)        5,675

Net loss                                                                            (35,992)      (35,992)
                                           ---------     -------     --------      --------      --------

Balance, April 30, 2010                    5,600,000       5,600       22,400      $(58,317)     $(30,317)

Net loss                                                                             (6,922)       (6,922)
                                           ---------     -------     --------      --------      --------

Balance, July 31, 2010                     5,600,000     $ 5,600     $ 22,400      $(65,239)     $(37,239)
                                           =========     =======     ========      ========      ========


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------

                                                                                       Cumulative from
                                                   Three Months       Three Months     January 30, 2007
                                                      Ended              Ended          (Inception) to
                                                     July 31,           July 31,           July 31,
                                                       2010               2009               2010
                                                     --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $ (6,922)          $ (7,921)          $(65,239)
  Guitar effects pedal                                     --                 --             20,000
  Adjustments to reconcile net loss to net cash
    Accounts payable and accrued liabilities               --              2,252                 --
                                                     --------           --------           --------
       Net cash used in operating activities           (6,922)            (5,669)           (45,239)
                                                     --------           --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from related parties                           10,000                 --             42,000
  Shares subscribed for cash                               --                 --              8,000
                                                     --------           --------           --------
       Net cash provided by financing activities       10,000                 --             50,000
                                                     --------           --------           --------

Net increase (decrease) in cash                         3,078             (5,669)             4,761

Cash beginning                                          1,683              5,675                 --
                                                     --------           --------           --------

Cash ending                                          $  4,761           $      6           $  4,761
                                                     ========           ========           ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                           $     --           $     --           $     --
                                                     ========           ========           ========

  Taxes                                              $     --           $     --           $     --
                                                     ========           ========           ========


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2010
(Unaudited)
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

     Logan Sound Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on January 30, 2007, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is the end of April. During the year ended April 30, 2009, the Company commenced operations by issuing shares and acquire a 100% right, title and interest in and to all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah-anti-wah guitar effects pedal.

     These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $65,239 as at July 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

     Exploration Stage Company

     The  Company  complies  with  the  Financial   Accounting  Standards  Board
     Statement No. 7, its characterization of the Company as an exploration stage enterprise.

     Mineral Interests

     Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at July 31, 2010, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

     Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2010
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Foreign Currency Translation

     The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

     Fair Value of Financial Instruments

     The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     Environmental Costs

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     Income Taxes

     The Company follows the assets and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     At July 31, 2010, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

     Basic and Diluted Loss Per Share

     The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2010
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Stock-based Compensation

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

     The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2009. The Company did not record any compensation expense for the period ended July 31, 2010 because there were no stock options outstanding prior to the adoption or at July 31, 2010.

     Intangible assets

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company recorded Wah-Anti-Wah Guitar Effects Pedal at cost and those with finite lives are amortized over the estimated periods of benefit. Wah-Anti-Wah Guitar Effects Pedal would be amortized over 10 years.

     Impairments

     The Company's management evaluates its tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually or in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. During the years ended July 31, 2010, we recorded impairment charges of $0 related to intangible assets.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2010
(Unaudited)
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements

     In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Our adoption of SFAS No. 157 is not expected to materially impact our financial position and results of operations. In February 2007, the FASB issued
     Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Our adoption of SFAS No. 159 is not expected to materially impact our financial position and results of operations.

     In December 2007, the FASB issued Statement No. 141(R), "Business Combinations" ("SFAS 141(R)") which expands the definition of transactions and events that qualify as business combinations; requires that the acquired assets and liabilities, including contingencies, be recorded at the fair value determined on the acquisition date and changes thereafter reflected in earnings, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred. In addition, acquired in-process research and development (IPR&D) is capitalized as an intangible asset and amortized over its estimated useful life. Adoption of SFAS 141(R) is required for combinations after December 15, 2008. Early adoption and retroactive application of SFAS 141(R) to fiscal years preceding the effective date are not permitted. We believe that there is no impact of SFAS 141(R) on our financial position and results of operations.

     In December 2007, the FASB issued Statement No. 160, "NONCONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS" ("SFAS 160") which re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of minority interests as a component of equity. Under SFAS 160, a change in control will be measured at fair value, with any gain or loss recognized in earnings. The effective date for SFAS 160 is for annual periods beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 160 to fiscal years preceding the effective date are not permitted. We believe that there is no impact of SFAS 160 on our financial position and results of operations.

3. COMMON STOCK

     The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

     During the year ended April 30, 2009, the Company issued 1,600,000 shares of common stock for total cash proceeds of $8,000.

     As of April 29, 2009, the Company entered into an Asset Purchase Agreement with Ken Logan. Ken Logan agreed to sell his 100% interest in all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah-anti-wah guitar effects pedal for 4,000,000 common shares.

     At July 31, 2010, there were no outstanding stock options or warrants.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
July 31, 2010
(Unaudited)
--------------------------------------------------------------------------------

6. INCOME TAXES

     As of July 31, 2010, the Company had net operating loss carry forwards of approximately $65,239 that may be available this Agreement to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

7. MANAGEMENT AGREEMENT

     As of April 29, 2009, the Company entered into a management agreement with Ken Logan and agrees to pay $2,300 per month for his services.

8. RELATED PARTY TRANSACTIONS

     The sole officer and director of the Company may, in the future, become involved in other business opportunities as they available, he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflict.

     Ken Logan, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming offering. He will also not receive any interest on any funds that he advances to the Company for offering period prior to the offering being closed which will be repaid from the procedures of the offering.

     While the Company is seeking additional capital, Mr. Logan has advanced funds to the Company to pay any costs incurred by it. These funds are interest free. The balance due Mr. Logan was $42,000 on July 31, 2010.

                                LOGAN SOUND INC.
                         (AN EXPLORATION STAGE COMPANY)
                              FINANCIAL STATEMENTS
                                 APRIL 30, 2009
                                 APRIL 30, 2010

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY

STATEMENTS OF CASH FLOWS

NOTES TO THE FINANCIAL STATEMENTS

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Logan Sound Inc.

I have audited the accompanying balance sheet of Logan Sound Inc. (An Exploration Stage Company) as of April 30, 2010, and the related statement of operations, stockholders' equity and cash flows for the period from January 30, 2007 (inception), to April 30, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logan Sound Inc. (An Exploration Stage Company) as of April 30, 2010, and the results of its operations and cash flows for the years then ended and from January 30, 2007 (inception), to April 30, 2010 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
-----------------------------
Seattle, Washington
July 22, 2010

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Logan Sound Inc.

I have audited the accompanying balance sheet of Logan Sound Inc. (A Development Stage Company) as of April 30, 2009, and the related statement of operations, stockholders' equity and cash flows for the period from January 30, 2007 (inception), to April 30, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Logan Sound Inc. (A Development Stage Company) as of April 30, 2009, and the results of its operations and cash flows for the years then ended and from January 30, 2007 (inception), to April 30, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
-----------------------------
Seattle, Washington
August 10, 2009

LOGAN SOUND INC.
(An Exploration Stage Company)
Balance Sheets
--------------------------------------------------------------------------------

                                                                    April 30,          April 30,
                                                                      2010               2009
                                                                    --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $  1,683           $  5,675
                                                                    --------           --------

TOTAL ASSETS                                                        $  1,683           $  5,675
                                                                    ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                          $     --           $     --
  Loans from related parties                                          32,000                 --
                                                                    --------           --------

       TOTAL CURRENT LIABILITIES                                      32,000                 --
                                                                    --------           --------
STOCKHOLDERS' EQUITY
  Capital stock
   Authorized:
    75,000,000 common shares with a par value of $0.001
   Issued and outstanding:
    5,600,000 common shares                                            5,600              5,600
  Additional paid-in-capital                                          22,400             22,400
  Deficit accumulated during the exploration stage                   (58,317)           (22,325)
                                                                    --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           (30,317)             5,675
                                                                    --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  1,683           $  5,675
                                                                    ========           ========


Nature and continuance of operations (Note 1)


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Statements of Operations
--------------------------------------------------------------------------------

                                                                                   Cumulative from
                                                                                   January 30, 2007
                                            Year Ended           Year Ended         (Inception) to
                                             April 30,            April 30,            April 30,
                                               2010                 2009                 2010
                                            ----------           ----------           ----------
Bank charges                                $      166           $       25           $      191
Management fees                                 27,600                2,300               29,900
Office expenses                                    578                   --                  578
Professional fees                                7,648                   --                7,648
Guitar effects pedal                                --               20,000               20,000
                                            ----------           ----------           ----------

Net loss                                    $  (35,992)          $  (22,325)          $  (58,317)
                                            ==========           ==========           ==========

LOSS PER SHARE - BASIC AND DILUTED          $    (0.00)          $    (0.00)
                                            ==========           ==========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                          1,600,000            1,600,000
                                            ==========           ==========


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Statement of Changes in Stockholders' Equity
--------------------------------------------------------------------------------

                                                                                    Deficit
                                                                                  Accumulated
                                            Number of                Additional    During the
                                             Common         Par       Paid-in     Exploration
                                             Shares        Value      Capital        Stage        Total
                                             ------        -----      -------        -----        -----
Balance, January 30, 2007                         --     $    --     $     --      $     --      $     --

April 28, 2009
 Issued for cash at $0.005                 1,600,000       1,600        6,400                       8,000

April 29, 2009
 Issued for intangible asset at $0.005     4,000,000       4,000       16,000                      20,000

Net loss                                                                            (22,325)      (22,325)
                                           ---------     -------     --------      --------      --------
Balance, April 30, 2009                    5,600,000       5,600       22,400       (22,325)        5,675

Net loss                                                                            (35,992)      (35,992)
                                           ---------     -------     --------      --------      --------

Balance, April 30, 2010                    5,600,000       5,600       22,400      $(58,317)     $(30,317)
                                           =========     =======     ========      ========      ========


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                            Cumulative from
                                                                                            January 30, 2007
                                                         Year Ended         Year Ended       (Inception) to
                                                          April 30,          April 30,          April 30,
                                                            2010               2009               2010
                                                          --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                $(35,992)          $(22,325)          $(58,317)
  Guitar effects pedal                                          --             20,000             20,000
  Adjustments to reconcile net loss to net cash
    Accounts payable and accrued liabilities                    --                 --                 --
                                                          --------           --------           --------
       Net cash used in operating activities               (35,992)            (2,325)           (38,317)
                                                          --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Loans from related parties                                32,000                 --             32,000
  Shares subscribed for cash                                    --              8,000              8,000
                                                          --------           --------           --------
       Net cash provided by financing activities            32,000              8,000             40,000
                                                          --------           --------           --------

Net increase (decrease) in cash                             (3,992)             5,675              1,683

Cash beginning                                               5,675                 --                 --
                                                          --------           --------           --------

Cash ending                                               $  1,683           $  5,675           $  1,683
                                                          ========           ========           ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                $     --           $     --           $     --
                                                          ========           ========           ========

  Taxes                                                   $     --           $     --           $     --
                                                          ========           ========           ========


                             See Accompanying Notes

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2010
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

     Logan Sound Inc. ("the Company") was incorporated under the laws of State of Nevada, U.S. on January 30, 2007, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is the end of April. During the year ended April 30, 2009, the Company commenced operations by issuing shares and acquire a 100% right, title and interest in and to all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah-anti-wah guitar effects pedal.

     These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $58,317 as at April 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

     Exploration Stage Company

     The  Company  complies  with  the  Financial   Accounting  Standards  Board
     Statement No. 7, its characterization of the Company as an exploration stage enterprise.

     Mineral Interests

     Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at April 30, 2010, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

     Use of Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Foreign Currency Translation

     The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

     Fair Value of Financial Instruments

     The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

     Environmental Costs

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

     Income Taxes

     The Company follows the assets and liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     At April 30, 2010, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

     Basic and Diluted Loss Per Share

     The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

     The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Stock-based Compensation

     In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

     The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No. 123R for the year ended April 30, 2009. The Company did not record any compensation expense for the period ended April 30, 2010 because there were no stock options outstanding prior to the adoption or at April 30, 2010.

     Intangible assets

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company recorded Wah-Anti-Wah Guitar Effects Pedal at cost and those with finite lives are amortized over the estimated periods of benefit. Wah-Anti-Wah Guitar Effects Pedal would be amortized over 10 years.

     Impairments

     The Company's management evaluates its tangible and definite-lived intangible assets for impairment under Statement of Financial Accounting Standards No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144) annually or in the presence of circumstances or trends that may be indicators of impairment. Our evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, we compare the carrying values to the related fair values and, if lower, record an impairment adjustment. For purposes of fair value, we generally use replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. During the years ended April 30, 2010, we recorded impairment charges of $0 related to intangible assets.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2010
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements

     In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Our adoption of SFAS No. 157 is not expected to materially impact our financial position and results of operations.

     In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159") which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Our adoption of SFAS No. 159 is not expected to materially impact our financial position and results of operations.

     In December 2007, the FASB issued Statement No. 141(R), "Business Combinations" ("SFAS 141(R)") which expands the definition of transactions and events that qualify as business combinations; requires that the acquired assets and liabilities, including contingencies, be recorded at the fair value determined on the acquisition date and changes thereafter reflected in earnings, not goodwill; changes the recognition timing for restructuring costs; and requires acquisition costs to be expensed as incurred. In addition, acquired in-process research and development (IPR&D) is capitalized as an intangible asset and amortized over its estimated useful life. Adoption of SFAS 141(R) is required for combinations after December 15, 2008. Early adoption and retroactive application of SFAS 141(R) to fiscal years preceding the effective date are not permitted. We believe that there is no impact of SFAS 141(R) on our financial position and results of operations.

     In December 2007, the FASB issued Statement No. 160, "NONCONTROLLING INTEREST IN CONSOLIDATED FINANCIAL STATEMENTS" ("SFAS 160") which re-characterizes minority interests in consolidated subsidiaries as non-controlling interests and requires the classification of minority interests as a component of equity. Under SFAS 160, a change in control will be measured at fair value, with any gain or loss recognized in earnings. The effective date for SFAS 160 is for annual periods beginning on or after December 15, 2008. Early adoption and retroactive application of SFAS 160 to fiscal years preceding the effective date are not permitted. We believe that there is no impact of SFAS 160 on our financial position and results of operations.

3. COMMON STOCK

     The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

     During the year ended April 30, 2009, the Company issued 1,600,000 shares of common stock for total cash proceeds of $8,000.

     As of April 29, 2009, the Company entered into an Asset Purchase Agreement with Ken Logan. Ken Logan agreed to sell his 100% interest in all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah-anti-wah guitar effects pedal for 4,000,000 common shares.

     At April 30, 2010, there were no outstanding stock options or warrants.

LOGAN SOUND INC.
(An Exploration Stage Company)
Notes To The Financial Statements
April 30, 2010
--------------------------------------------------------------------------------

6. INCOME TAXES

     As of April 30, 2010, the Company had net operating loss carry forwards of approximately $38,317 that may be available this Agreement to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

7. MANAGEMENT AGREEMENT

     As of April 29, 2009, the Company entered into a management agreement with Ken Logan and agrees to pay $2,300 per month for his services.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program for our Logan Sound Wah Anti Wah guitar effects pedal.

To meet our need for cash, we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will only be able to conduct minimal marketing in order to raise awareness of our guitar effects pedal. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last for one year and also provide funds for a growth strategy. If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities or loans. Other than as described in this paragraph, we have no other financing plans.

PLAN OF OPERATION

We were incorporated pursuant to the laws of Nevada on January 30, 2009, but were essentially dormant until April 29, 2009 when we entered into an agreement with our president, Ken Logan, to acquire all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah anti wah guitar effects pedal. As a result of this acquisition, we own a website located at www.logansoundinc.com through which we sell our wah anti wah guitar effects pedal.

Our plan of operation for the twelve months following the date of this prospectus is to expand our business operations by acquiring additional guitar pedal components, hiring additional labor, marketing and advertising our guitar effects pedal and potentially designing a new guitar effects pedal.

If we complete the minimum offering described in this prospectus, we expect to receive net proceeds of $17,988. Of this amount, we intend to allocate $5,000 towards the purchase of guitar pedal components. This will provide us with enough components to manufacture approximately 125 pedals. It will also cover $12,989 of the estimated $16,000 in expenses that we will incur as a result of our offering. We will rely upon the proceeds that we receive from the sale of the 125 guitar pedals and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we are successful in completing the maximum offering described in this prospectus, of which there is no assurance, we expect to receive net proceeds of $187,988. Of this amount, we would allocate $10,000 towards the purchase of guitar pedal components. This will provide us with enough components to manufacture approximately 250 pedals. It will also allow us to pay our president, Ken Logan, $2,300 per month for his management services, as well as the time necessary to manufacture and test the wah anti wah pedals by hand, for a period of 12 months. It would also allow us to hire a full-time employee for a 12 month period for $19,200 in salary. Our president would train this employee to assemble the guitar effects pedal components into a finished product. We estimate that one full-time employee would be able to produce five guitar pedals per week.

We would also allocate $115,000 of the proceeds to marketing and advertising costs. This will allow us to upgrade our website, place advertisements for our product in appropriate guitar and music magazines, musical product catalogues, pursue product placement in musical equipment stores and pursue product endorsements. Our president, Ken Logan, would be responsible for undertaking our marketing efforts once a new employee is able to assume his previous product assembly duties.

We anticipate that revenue from the sale of our pedals will be $214 per unit, including charges for shipping and handling. However, there is no guarantee that we will be able to successfully sell our guitar effects pedals at a sufficient sales volume at this price level.

The expansion of our operations in the period subsequent to the next 12 months will depend on our success in generating revenue to that point, as well as raising further funding.

As well, we anticipate spending an additional $16,000 on administrative costs such as accounting and auditing fees, legal fees and fees payable in connection with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $188,000.

SOURCES AND USES OF CASH


At July 31, 2010, our current assets consisted of $4,761 in cash. Accordingly, we will have to raise additional funds in the next twelve months in order to sustain and expand our operations. We currently do not have a specific plan of how we will obtain such funding other than through this offering. We will seek to obtain short-term loans from our director, although we do not have any agreements with our director concerning future loans. We do not have any arrangements in place for any future equity financing other than through this offering.


EVENTS, TRENDS AND UNCERTAINTIES

The continuing development of our business will depend upon our ability to attract customers for the wah anti wah guitar effects pedal. Our ability to generate sales may be affected by events and trends such as general economic conditions, guitar pedal pricing and competing products from our manufacturers.

RESULTS OF OPERATIONS


We have not earned any revenue from our incorporation on January 30, 2007 to July 31, 2010. We incurred operating expenses in the amount of $58,317 during this period. These operating expenses were comprised of management fees that were paid or accrued to our president, Ken Logan, of $36,800, professional fees of $7,648, office expenses of $578, bank fees of $213 and $20,000 representing the recorded value of the common stock that we issued to our president in consideration for the acquisition of the guitar pedal assets.


We have not attained profitable operations and are dependent upon obtaining financing to complete our proposed business plan. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site. We do not intend to make our public filings available on our website.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTORS:

Name of Director            Age
----------------            ---
Ken Logan                   45

EXECUTIVE OFFICERS:

Name of Officer             Age                 Office
---------------             ---                 ------
Ken Logan                   45         President, Chief Executive Officer,
                                       Secretary, and Treasurer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Logan has acted as our sole director and officer since our inception on January 30, 2007. Prior to this position, from 2005 to the beginning of 2007, Mr. Logan provided studio technician and recording consulting services to various companies as an independent contractor. From 1996 to 2004, he was employed as a studio technician with Sharpe Sound Studios, an audio post-production company where he was responsible for the repair, maintenance, design and installation of professional studio equipment.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                                  COMPENSATION


The table below shows what we have paid to our director since our inception on January 30, 2007 through July 31, 2010.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
KEN LOGAN       2011*  $ 6,900    None       None        None        None          None         None     $ 6,900
President,      2010   $27,600    None       None        None        None          None         None     $27,600
CEO,            2009   $ 2,300    None       None        None        None          None         None     $ 2,300
Secretary,
Treasurer
and a director

----------
*    represents the three-month period ended July 31, 2010.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of October 14, 2010 of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of October 14, 2010, there were 5,600,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

                                                                   Percent of          Percent of
                                  Amount and                       Class After         Class After
                                  Nature of       Percent of      Offering with       Offering with
Title            Name of          Beneficial     Class Before     Minimum Number      Maximum Number
of Class     Beneficial Owner     Ownership        Offering       of Shares Sold      of Shares Sold
--------     ----------------     ---------        --------       --------------      --------------
                                     (#)             (%)               (%)                 (%)
Common       Ken Logan            5,600,000          100              65.1                21.9
             President, CEO
             and Director

             All Officers and     5,600,000          100              65.1                21.9
             Directors as a
             Group that consists
             of one person


CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of our company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

By an asset purchase agreement dated April 29, 2009 with our president, Ken Logan, we acquired all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah anti wah guitar effects pedal. In consideration of the purchase of these assets, we issued 4,000,000 shares of our common stock to Mr. Logan.


By a management agreement dated April 29, 2009 with our president, Ken Logan, we agreed to pay him $2,300 in consideration of him providing management services to us. We paid $2,300 to Mr. Logan in the fiscal year ended April 30, 2009 and $27,600 in the fiscal year ended April 30, 2010 in accordance with this agreement. In the current fiscal year to July 31, 2010, we have paid $6,900 to Mr. Logan for management fees.

Our president, Ken Logan, has provided loans to us totalling $42,000. These loans are unsecured, non-interest bearing and have no fixed terms of repayment.


Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Ken Logan;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

             Filing fees                           $    11.16
             Legal fees and expenses                 5,000.00
             Accounting fees and expenses            5,000.00
             Transfer agent fees                     1,000.00
             Printing costs                          1,000.00
                                                   ----------

             Total                                 $12,011.16
                                                   ==========

All amounts are estimates other than the Commission's registration fee.

                    INDEMNIFICATION OF OFFICER AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:


     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 1,600,000 shares of our common stock to Ken Logan on April 29, 2009. Mr. Logan is our president, chief executive officer, treasurer, secretary and a director. He acquired these 1,600,000 shares at a price of $0.005 per share for total proceeds to us of $8,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

We issued an additional 4,000,000 shares of our common stock to Ken Logan on April 29, 2009 in consideration of him selling a 100% interest in all the property, assets and intellectual property necessary for the development, manufacture and marketing of the wah anti wah guitar effects pedal to us. These shares were issued pursuant to Section 4(2) of the Securities Act.

In connection with this issuance, Mr. Logan was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation.

                                    EXHIBITS

Exhibit
Number                      Description
------                      -----------
  3.1              Articles of Incorporation*
  3.2              Bylaws*
  5.1              Legal opinion of Stepp Law Corporation*
 10.1              Asset Purchase Agreement*
 10.2              Management Agreement*
 23.1              Consent of George Stewart, C.P.A.

----------
* filed as an exhibit to our registration statement on Form S-1 dated September 9, 2009
** filed as an exhibit to our registration statement on Form S-1 dated October 27, 2009

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the

     Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hamilton, Ontario, Canada, on October 14, 2010.

                                 Logan Sound, Inc.


                                 By: /s/ Ken Logan
                                     -------------------------------------------
                                     Ken Logan
                                     President, Chief Executive Officer,
                                     Secretary, Treasurer, Principal Accounting
                                     Officer, Principal Financial Officer, and
                                     Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        Capacity in Which Signed             Date
---------                        ------------------------             ----


/s/ Ken Logan                    President, Chief Executive     October 14, 2010
------------------------------   Officer, Secretary,
Ken Logan                        Treasurer, Principal
                                 Accounting Officer, Principal
                                 Financial Officer, and Director